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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 1999
(Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

       New York                     1-2360               13-0871985
(State of Incorporation)         (Commission           (IRS employer
                                 File Number)         Identification No.)

New Orchard Road, Armonk, New York                        10504
(Address of principal executive offices)                (Zip Code)

                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

     The registrant's press release dated January 26, 1999, regarding the decision of the Company's Board of Directors to declare a two-for-one stock split of the Company's Capital Stock, subject to stockholder approval of an increase in the Company's authorized shares of Capital Stock, is attached.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               INTERNATIONAL BUSINESS MACHINES CORPORATION
                                              (Registrant)


Date: January 26, 1999


                                      By: /s/ Andrew Bonzani
                                         ----------------------------------

                                         Andrew Bonzani
                                         Assistant Secretary

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IBM BOARD DECLARES REGULAR QUARTERLY CASH DIVIDEND; ANNOUNCES
TWO-FOR-ONE STOCK SPLIT

     Armonk, N.Y., January 26, 1999---The IBM Board of Directors today declared a regular quarterly cash dividend of $.22 per common share, payable March 10, 1999 to stockholders of record on February 10, 1999. The Board also declared a two-for-one common stock split, subject to approval of stockholders of an increase in the number of authorized common shares to 4.6875 billion.

The record date for the stock split is currently expected to be on May 10, 1999, with distribution of the split shares to follow on or about May 26, 1999.

IBM also announced that its next annual meeting will be held
April 27 at the James L. Knight Center at the Miami Convention
Center in Miami, Florida.